Exhibit 99.2

AMONE CORP.

INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

TABLE OF CONTENTS

Interim Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements of Cash Flows	5

Notes to Interim Financial Statements	6

AMONE CORP.

BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash	$889	$1,493
Accounts receivable	2,510	1,561
Marketable securities	404	373
Prepaid expenses and other assets	267	49
Total current assets	4,070	3,476
Property and equipment, net	122	97
Other assets, noncurrent	20	20
Total assets	$4,212	$3,593
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$762	$604
Accrued liabilities	355	455
Total current liabilities	1,117	1,059
Other liabilities, noncurrent	257	—
Total liabilities	1,374	1,059
Stockholder's equity:
Common stock: $1 par; 7,500 shares authorized and issued, 6,962 shares outstanding	8	8
Treasury stock, at cost (538 shares)	(416)	(416)
Additional paid-in capital	190	190
Retained earnings	3,056	2,752
Total stockholder's equity	2,838	2,534
Total liabilities and stockholder's equity	$4,212	$3,593

See notes to unaudited financial statements

AMONE CORP.

STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Net revenue	$17,508	$15,257
Cost of revenue	12,725	11,067
Gross profit	4,783	4,190
Operating expenses:
Product development	394	256
Sales and marketing	634	482
General and administrative	852	822
Operating income	2,903	2,630
Other income	35	50
Income before taxes	2,938	2,680
Provision for taxes	—	—
Net income	$2,938	$2,680

See notes to unaudited financial statements

AMONE CORP.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net income	$2,938	$2,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17	1
Net unrealized and realized gains on marketable securities	(29)	(45)
Changes in assets and liabilities:
Accounts receivable	(948)	(339)
Marketable securities	(2)	(6)
Prepaid expenses and other assets	(218)	(7)
Other assets, noncurrent	—	1
Accounts payable	32	18
Accrued liabilities	(103)	112
Other liabilities, noncurrent	257	—
Net cash provided by operating activities	1,944	2,415
Cash Flows from Investing Activities
Purchases of property and equipment	(42)	(40)
Net cash used in investing activities	(42)	(40)
Cash Flows from Financing Activities
Shareholder distributions	(2,506)	(2,558)
Net cash used in financing activities	(2,506)	(2,558)
Net decrease in cash	(604)	(183)
Cash at beginning of period	1,493	1,225
Cash at end of period	$889	$1,042
Supplemental Disclosure of Noncash Investing and Financing Activities
Shareholder distributions included in accounts payable	128	—

See notes to unaudited financial statements

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

1. The Company

Founded in 1999, AmOne Corp. (the “Company”) operates an online marketplace. Using its proprietary technology, the Company matches consumers that visits its website with personal loan, credit repair and debt management programs.

2. Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying financial statements and the notes to the financial statements as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2017. The balance sheet at December 31, 2017 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company’s balance sheet at September 30, 2018 and its statements of operations and cash flows for the nine months ended September 30, 2018 and 2017. The results of operations for the nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2018, or any other future period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Revenue Recognition

The Company earns revenue when it delivers a lead to a client that converts to a customer for the client. The Company may earn a fixed fee per customer or a fee based on a percentage of the customer’s total debt. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is reasonably assured.

The Company records an allowance for doubtful accounts when it is probable that the accounts receivable balance will not be collected, based upon an analysis of individual accounts, number of days past due and historical collections. As of September 30, 2018 and December 31, 2017, the allowance for doubtful accounts was $0.

Concentrations of Credit Risk

The Company had the following clients that accounted for 10% or more of revenue for the nine months ended September 30, 2018 or 2017 or 10% or more of accounts receivable as of September 30, 2018 or December 31, 2017:

•

Customer A accounted for 20% and 12% of revenue for the nine months ended September 30, 2018 and 2017. That same customer accounted for 25% and 13% of accounts receivable as of September 30, 2018 and December 31, 2017.

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

•

Customer B accounted for 19% and 12% of revenue for the nine months ended September 30, 2018 and 2017. That same customer accounted for 12% and 23% of accounts receivable as of September 30, 2018 and December 31, 2017.

•	Customer C accounted for 12% and 13% of revenue for the nine months ended September 30, 2018 and 2017. That same customer accounted for 13% of accounts receivable as of December 31, 2017 and;
•	Customer D accounted for 14% of revenue for the nine months ended September 30, 2017 and 12% of accounts receivable as of December 31, 2017.

Marketable Securities

The Company determines the appropriate classification of its investments in marketable securities at the time of purchase and re-evaluates the designation at each balance sheet date. Based on the Company’s liquidity requirements, its marketable securities are classified and accounted for as trading. These securities are recorded at fair value and changes in the unrealized gains and losses are recorded within other income on the statement of operations. For the nine months ended September 30, 2018 and 2017, the Company recognized unrealized gains of $28 thousand and $45 thousand.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued a new accounting standard update on revenue from contracts with clients. The new guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In March and April 2016, the FASB amended this standard to clarify implementation guidance on principal versus agent considerations and the identification of performance obligations and licensing. In May 2016, the FASB amended this standard to address improvements to the guidance on collectability, noncash consideration, and completed contracts at transition as well as provide a practical expedient for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers. The new standard becomes effective for the Company on January 1, 2019. The Company is currently assessing the impact of this new guidance.

In January 2016, the FASB issued a new accounting standards update which requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value for certain equity investments recognized in other income on the statements of operations. The new standard becomes effective for the Company on January 1, 2019 and is not expected to have an impact on the Company’s financial statements.

In February 2016, the FASB issued a new accounting standard update which replaces ASC 840, “Leases.” The new guidance requires a lessee to recognize on its balance sheet a right-of-use asset representing its right to use the underlying asset for the lease term and a lease liability representing its lease payment obligations. The guidance also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The guidance becomes effective for the Company on January 1, 2020. The Company is currently assessing the impact of this new guidance.

3. Fair Value Measurements

Fair value is defined as the price that would be received on sale of an asset or paid to transfer a liability (“exit price”) in an orderly transaction between market participants at the measurement date. The FASB has established a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

The three levels of the fair value hierarchy under the guidance for fair value measurement are described below:

Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities. Pricing inputs are based upon quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The valuations are based on quoted prices of the underlying security that are readily and regularly available in an active market, and accordingly, a significant degree of judgment is not required.

Level 2 — Pricing inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Pricing inputs are generally unobservable for the assets or liabilities and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require management’s judgment or estimation of assumptions that market participants would use in pricing the assets or liabilities. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The Company’s financial instruments as of September 30, 2018 and December 31, 2017 were categorized as follows in the fair value hierarchy (in thousands):

	September 30, 2018	December 31, 2017
Level 1:
Marketable equity securities	$354	$322
Exchange traded funds	50	51
Total	$404	$373

As of September 30, 2018 and December 31, 2017, the Company had unrealized gains related to its trading securities of $161 thousand and $133 thousand.

4. Commitments and Contingencies

Leases

The Company leases office space under non-cancelable operating leases with various expiration dates through fiscal year 2023. Rent expense for the nine months ended September 30, 2018 and 2017 was $305 thousand and $327 thousand. The Company recognizes rent expense on a straight-line basis over the lease period and accrues for rent expense incurred but not paid.

Future annual minimum lease payments under noncancelable operating leases as of September 30, 2018 were as follows (in thousands):

Fiscal Year Ending December 31,
2018 (remaining 3 months)	$121
2019	485
2020	493
2021	469
2022	429
Thereafter	218
Total	$2,215

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

5. Stockholder’s Equity

For the nine months ended September 30, 2018, the Company made distributions to its sole shareholder totaling $2,634 thousand.

6. Subsequent Events

On October 1, 2018, pursuant to a Share Purchase Agreement by and among QuinStreet, Inc. (“QuinStreet”), the Company and the Company’s sole shareholder, Rod Romero (the “Seller”), entered into on October 1, 2018, QuinStreet acquired all of the issued and outstanding capital stock of the Company from the Seller.

The Company has evaluated subsequent events through December 17, 2018, which is the date the financial statements were issued.